BCB LETTERHEAD




March 31, 2010

Daniel J. Massarelli
Chairman of the Board
Pamrapo Bancorp, Inc.
611 Avenue C
Bayonne, New Jersey 07002

Re: Agreement and Plan of Merger by and between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. as amended
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Dear Mr. Massarelli:

     Pursuant to discussions between BCB Bancorp, Inc. and Pamrapo Bancorp, Inc. and discussions between BCB Bancorp, Inc. and its primary federal and state regulator, BCB Bancorp, Inc.'s intends to complete the merger pursuant to an "Alternative Structure" as permitted by Section 9.2 of the above referenced merger agreement. Under the Alternative Structure, the merger will be completed as contemplated in the merger agreement except that (i) the directors as set forth in Exhibit 1.4 of the merger agreement of the Surviving Corporation and Surviving Institution shall be revised so as to consist of Robert Ballance, Judith Q. Bielan, Joseph Brogan, James Collins, Mark D. Hogan, Joseph Lyga, Donald Mindiak, Alexander Pasiechnik, Joseph Tagliareni, Robert Hughes and Kenneth Walter and (ii) Directors Conaghan and Brockman waive their rights to a Consulting Agreement or Advisory board Position with the Surviving Corporation and Surviving Institution pursuant to Section 6.11(j) of the Merger Agreement.

     BCB Bancorp, Inc. waives its right to consider only the above referenced changes from constituting a "Burdensome Condition" under the merger agreement.

     Pursuant to Section 9.2, please provide to BCB Bancorp, Inc. Pamrapo Bancorp, Inc.'s consent to the changes noted above by signing below. By signing below Pamrapo Bancorp, Inc. waives only the above referenced changes from being deemed a "Burdensome Condition."

                                         By:      /s/ Mark D. Hogan
                                                  ----------------------------
                                                  Mark D. Hogan
                                                  Chairman of the Board


Agreed and accepted

         By:      /s/ Daniel J. Massarelli
                  ----------------------------
                  Daniel J. Massarelli
                  Chairman of the Board